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                                                                   EXHIBIT 23.1

                        CONSENT OF INDEPENDENT AUDITORS

    We consent to the incorporation by reference in the Registration Statement (Form S-3 No. 333-00000) of ANADIGICS, Inc. for the registration of 345,000 shares of its common stock of our report dated January 25, 1999 with respect to the financial statements of ANADIGICS, Inc. for the year ended December 31, 1998 included in the Registration Statement (Form S-3
No. 333-83889) filed with the Securities and Exchange Commission.

                                                       /s/ ERNST & YOUNG LLP
                                                       ------------------------
                                                       Ernst & Young LLP

MetroPark, New Jersey
October 26, 1999